As filed with the Securities and Exchange Commission on August 6, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                             PROFORMIX SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                                75-2228828
(State or other jurisdiction      (Primary Standard            (I.R.S. Employer
    of incorporation or        Industrial Classification     Identification No.)
       organization)                 Code Number)

                                 50 Tannery Road
                          Branchburg, New Jersey 08876
                                 (908) 534-6400
                  (Address and Telephone Number of Registrant's
                     Principal Executive Office)(Zip Code)

                       Consulting Agreement by and between
                    Seymour Kroll and Proformix Systems, Inc.
                        (110,000 Shares of Common Stock)

                       Consulting Agreement by and between
                      Carl Henn and Proformix Systems, Inc.
                         (30,000 Shares of Common Stock)

                      Consulting Agreement by and between
                Anthony W. Schweiger and Proformix Systems, Inc.
                        (210,000 Shares of Common Stock)

                      Employment Agreement by and between
                 Michael G. Martin and Proformix Systems, Inc.
                        (60,000 Shares of Common Stock)

                            (full title of the plans)

                             Donald R. Yu, President
                               702 Marshall Street
                            Redwood, California 94063
                                 (510) 653-0883
  (Name, Address & Telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:

                            Michael H. Freedman, Esq.
                   Silverman, Collura, Chernis & Balzano, P.C.
                       381 Park Avenue South - Suite 1601
                            New York, New York 10016
                                 (212) 779-8600

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                Proposed        Proposed
Title of          Amount        maximum         maximum             Amount of
securities to     to be         offering price  aggregate           registration
be registered     registered    per share (1)   offering price (1)  fee
--------------------------------------------------------------------------------

Common Stock(1)   410,000       $.0625          $25,625.00          $7.77

----------
(1) Calculated in accordance with 457(c) using the average of the bid and asked price for the Common Stock on July 7, 1997.

(2)  Includes 10,000 Shares of Common Stock underlying a stock option.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing information specified in Part 1 (plan information and registrant information) will be sent or given to the consultants as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part 2 of this form taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                             PROFORMIX SYSTEMS, INC.

              Cross-Reference Sheet Showing Location in Prospectus
                  of Information Required by Items of Form S-8

Form S-8 Items and Heading                              Location in Prospectus
--------------------------                              ----------------------

1.  Forepart of the Registration Statement
    and Outside Front Cover Page of Prospectus.......  Front Cover Page

2.  Inside Front And Outside Back Cover..............  Inside Front Cover Page

3.  Summary Information, Risk Factors and Ratio
    of Earnings to Fixed Charges.....................  The Company

4.  Use of Proceeds..................................  Not Applicable

5.  Determination of Offering Price..................  Not Applicable

6.  Dilution.........................................  Not Applicable

7.  Selling Security Holders.........................  Selling Stockholders

8.  Plan of Distribution.............................  Plan of Distribution

9.  Description of Securities to be Registered  .....  Description of Securities

10. Interest of Named Experts and Counsel............  Legal Matters

11. Material Changes.................................  Not Applicable

12. Incorporation of Certain Information by
    Reference........................................  Incorporation of
                                                       Certain Documents by
                                                       Reference

13. Disclosure of Commission Position on
    Indemnification for Securities Act

    Liabilities......................................  Indemnification of
                                                       Directors and Officers

RE-OFFER PROSPECTUS

                             PROFORMIX SYSTEMS, INC.
                                 50 Tannery Road
                          Branchburg, New Jersey 08876

                                  Common Stock

     This Prospectus relates to offers and sales by certain key consultants and one employee of Proformix Systems, Inc., a Delaware corporation ("Company"), named herein ("Selling Stockholders"), of shares of the Company's Common Stock, $.0001 par value ("Common Stock"), granted to them pursuant to written compensation contracts. The Company has entered into an agreement with (i) Seymour Kroll for the issuance of 110,000 shares of Common Stock pursuant to a consulting agreement dated July 15, 1997 ("Kroll Agreement"); Carl Henn for the issuance of 30,000 shares of Common Stock pursuant to a consulting agreement dated July 15, 1997 ("Henn Agreement"); (iii) Anthony W. Schweiger for the issance of a stock option for the purchase 10,000 shares of Common Stock and for the issuance of 200,000 shares of Common Stock ("Schweiger Agreement"); and (iv) Michael G. Martin, the Company's President, for the issuance of 60,000 shares of Common Stock ("Martin Agreement") (the Kroll Agreement, Henn Agreement, Schweiger Agreement and Martin Agreement are collectively referred to herein as the "Plans"). The shares of Common Stock that have been or will be acquired by such persons pursuant to the Plans are herein referred to as the "Shares".

     The Shares may be offered hereby from time to time by any and all of the Selling Stockholders named herein, for their own benefit. The Company will receive no portion of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders.

     All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the OTC Bulletin Board ("Bulletin Board"), or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the Selling Stockholders.

     The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

     The Common Stock of the Company was listed on the Bulletin Board under the symbol WHSN up to July 22, 1997. On July 22, 1997 the symbol was changed to PRFX. On July 7, 1997, the last reported sale price of the Company's Common Stock on the Bulletin Board was $.0625.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is August 19, 1997.

                               TABLE OF CONTENTS

                                                                            Page

Available Information......................................................   7

The Company................................................................   8

Risk Factors...............................................................  10

Selling Stockholders.......................................................  14

Transfer Agent and Registrar...............................................  15

Plan of Distribution.......................................................  15

Incorporation of Certain Documents by Reference............................  15

Legal Matters..............................................................  17

Experts....................................................................  17

Indemnification of Directors and Officers..................................  17

     No  person  is  authorized  to  give  any   information   or  to  make  any
representation, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

     This Prospectus does not contain all of the information set forth in the Registration Statements of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to the Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Proformix Systems, Inc., 50 Tannery Road, Branchburg, New Jersey 08876 (908) 534-6400.

                                  THE COMPANY

     Whitestone Industries, Inc. (the "Company" or "Whitestone") was incorporated as a Delaware corporation on April 19, 1988 under the name
"Fortunistics Inc." as a "blind pool" or "blank check" company to seek acquisition possibilities, make acquisitions or enter into other business endeavors. The Company, through its wholly-owned subsidiary, Golden Bear Entertainment Corporation ("Golden Bear"), has been previously engaged in developing and marketing electronic, interactive, pre-school children's games and educational products. In particular, the Company has developed prototypes of its products and has been negotiating marketing outlets, primarily with large, national toy store chains. Accordingly, the Company has been considered to be a development stage company for accounting purposes.

     As a result of the inability of the Company to implement its strategic program for the development of its Golden Bear subsidiary, and the desire to secure a possible operating base so that the Company's stockholders may receive a satisfactory return on their investment, the Company and its president, Mr. Donald Yu, entered into an Agreement on June 16, 1997 with Royal Capital, Inc. ("Royal") whereby Royal (i) acquired 100,000 shares of the Company's Preferred Stock held by Mr. Yu; and (ii) acquired the voting proxy of 1,120,000 shares of Common Stock. The consideration paid to Mr. Yu was $100,000. As a result, Royal obtained a voting majority of the Company's capital stock.

     On June 24, 1997, the Company, Royal and Proformix, Inc., a Delaware company ("Proformix"), entered into a stock exchange agreement whereby the Company will acquire all or substantially all of the outstanding shares of capital stock of Proformix. In order to enter into the aforesaid agreement, the Company's Board of Directors authorized and effectuated a 137:1 reverse split of its outstanding shares of Common Stock (including shares of Common Stock underlying the Company's outstanding Preferred Stock) and changed its name to Proformix Systems, Inc. The Company intends to exchange one share of its Common Stock for every 3.4676 shares of Proformix common stock. The aforesaid acquisition will not include Golden Bear Entertainment Corp. ("Golden Bear"), the Company's wholly owned subsidiary, which will be spun off pursuant to a 5% stock dividend of the Common Stock of Golden Bear to shareholders of record as of June 13, 1997.

     Proformix is a research based ergonomics company focusing on the computerized workplace. Computer ergonomics optimizes the design of technology that allows persons to successfully interact with computers. The Company believes that the acquisition of Proformix is in the best interests of the Company's shareholders and should result in increased shareholder value.

                                  RISK FACTORS

     The following factors should be considered carefully in evaluating the Company's business and before making any investment in the Company.

Substantial Competition

     Products developed for the computer workplace face intense competition. The Company will be at a competitive disadvantage in seeking to compete with other companies having more assets, larger technical staffs, established market shares and greater financial and operational resources than the Company. There can be no assurance that the Company will be able to meet the competition and operate profitably.

Possible Loss of Entire Investment

     The Shares offered hereby are highly speculative, involve a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of the Company's stock in this Offering would be "unsuitable" for a person who cannot afford to sustain such a loss.

Dependence Upon Key Personnel

     The Company is substantially dependent upon the continued services of Michael G. Martin, its Chairman and Chief Executive Officer. The loss of the services of Mr. Martin through incapacity or otherwise would have a material adverse effect upon the Company's business and prospects. To the extent that his services become unavailable, the Company will be required to retain other qualified personnel, and there can be no assurance that it will be able to recruit and hire qualified persons upon acceptable terms. The Company does not maintain key person life and disability insurance on the life of Mr. Martin.

Possible Volatility of Stock Price

     There can be no assurance that a public market price for the Common Stock will continue or that it will ever be an active trading market. The market prices of the Common Stock may be significantly affected by factors such as announcements by the Company or its competitors, as well as variations in the Company's results of operations and market conditions in general. The market prices may also be affected by movements in prices of stocks in general. The relatively limited amount of publicly trading shares (float) renders the Company's securities especially susceptible to sharp price fluctuations. There can be no assurance that purchasers of the Shares offered hereby will be able to resell the Shares at or near the purchase price therefor.

Penny Stock Regulations

     The Securities Enforcement Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as "penny stocks. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ or other principal national exchanges, and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risk associated therewith as well as the written consent of the purchaser of such security prior to engaging in a penny stock transaction. The regulations on penny stocks may limit the ability of the purchasers of the Company's securities to sell their securities in the secondary marketplace. The Company's Shares are currently considered a penny stock.

No Cumulative Voting

     Holders of the Shares of Common Stock are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of the Company, and the minority shareholders will not be able to elect a representative to the Company's board of directors.

No Foreseeable Dividends

     The Company does not anticipate paying dividends on its Common Stock in the foreseeable future but plans instead to retain earnings, if any, for the operation and expansion of its business.

                              SELLING STOCKHOLDERS

     The Prospectus covers Shares that have been acquired pursuant to written compensation contracts by the Selling Stockholders, named herein or to be supplementally named, as of July 23, 1997.

     The following table sets forth the name of each Selling Stockholder, the nature of his or her position, office, or other material relationship with the Company, the number of shares of Common Stock beneficially owned by each Selling Stockholder prior to the offering, and the number of shares and (if one percent or more) the percentage of the class to be beneficially owned by such Selling Stockholder after the offering. Non-affiliate Selling Stockholders who hold less than 1,000 shares of Common Stock issued under the Plans and not named below may use this Prospectus for reoffers and resales of such Common Stock.

                                                                      Shares owned
                                                                     After Offering(2)
                           Shares Owned           Number of Shares   -----------------
Name                       Prior to Offering(1)   Offered Herein     Number    Percent
----                       --------------------   --------------     ------    -------
Seymour Kroll,             110,000                110,000            0          **
 Consultant

Carl Henn,                  30,000                 30,000            0          **
 Consultant

Anthony W. Schweiger,(3)   210,000                210,000            0          **
Consultant

Michael G. Martin,          60,000                 60,000             610,648   17%
President


----------
** less than 1%

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares of Common Stock when such person has the right to acquire such shares within 60 days of July 23, 1997. For purposes of computing the percentage of outstanding shares of Common Stock held by each person named above, any security which such person has the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

(2) For purposes of this table, the number and percentage of Shares owned after the offering presumes the sale and/or exercise of all Shares offered herein.

(3)  Includes 10,000 shares of Common Stock underlying a stock option.

                          TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock of the Company is Securities Transfer Corp., 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders may sell shares of Common Stock in any of the following ways (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (A) on Nasdaq or the BSE (or on such other national stock exchanges on which the shares of Common Stock may be traded from time to time) in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with rules of such exchanges, (B) in the over-the-counter market, or (C) in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or fixed prices. The Selling Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from Selling Stockholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agent. The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1996;

     (b) The Company's Quarterly Reports on Forms 10-QSB for the periods ended March 31, 1997 and June 30, 1997;

     (c) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the Company's fiscal year ended December 31, 1996.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent hereto, but prior to the termination of the offering of securities made by this Prospectus shall be deemed to be incorporated by reference herein and to be part hereof from their respective dates of filing.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           DESCRIPTION OF SECURITIES

     The Company is authorized to issue 30,000,000 shares of Common Stock, $.0001 par value ("Common Stock") and 3,000,000 shares of Preferred Stock, $.001 par value.

     Holders of Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire board of directors of the Company. The Company's board of directors has authority, without action by the Company's shareholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would have the effect of reducing the percentage of securities ownership of the Company's shareholders and diluting the book value of the Common Stock.

     Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the holders of shares of Common Stock are entitled to share equally in corporate assets after the holders, if any, of Preferred Stock and after satisfaction of liabilities. Holders of Common Stock are entitled to receive such dividends as the Company's board of directors may from time to time declare out of funds legally available for the payment thereof. The Company has never paid cash dividends on its Common Stock and does not anticipate that it will pay such dividends in the future.

                                 LEGAL MATTERS

     The legality of the shares offered hereby has been passed upon for the Company by Silverman, Collura, Chernis & Balzano, P.C., 381 Park Avenue South, Suite 1601, New York, New York 10016.

                                    EXPERTS

     The Company's consolidated financial statements incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-KSB for the year ended

December 31, 1996 have been audited by Feldman Radin & Company, P.C., independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to doubt about the Company's ability to continue as a going concern) and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the  General  Corporation  Law of the State of Delaware  and
Article 7 of the Company's Articles of Incorporation contain provisions for indemnification of officers, directors, employees and agents of the Company. The Articles of Incorporation require the Company to indemnify such persons to the full extent permitted by Delaware law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expense incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                                    PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1996;

     (b) The Company's Quarterly Reports on Forms 10-QSB for the periods ended March 31, 1997 and June 30, 1997;

     (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the Company's fiscal year ended December 31, 1996.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent hereto, but prior to the termination of the offering of securities made by this Prospectus shall be deemed to be incorporated by reference herein and to be part hereof from their respective dates of filing.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES

     Holders of Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire board of directors of the Company. The Company's board of directors has authority, without action by the Company's shareholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would have the effect of reducing the percentage of securities ownership of the Company's shareholders and diluting the book value of the Common Stock.

     Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the holders of shares of Common Stock are entitled to share equally in corporate assets after the holders, if any, of Preferred Stock and after satisfaction of liabilities. Holders of Common Stock are entitled to receive such dividends as the Company's board of directors may from time to time declare out of funds legally available for the payment thereof. The Company has never paid cash dividends on its Common Stock and does not anticipate that it will pay such dividends in the future.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the  General  Corporation  Law of the State of Delaware  and
Article 7 of the Company's Articles of Incorporation contain provisions for indemnification of officers, directors, employees and agents of the Company. The Articles of Incorporation require the Company to indemnify such persons to the full extent permitted by Delaware law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expense incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     4.1  Consulting Agreement between Seymour Kroll and the Company

     4.2  Consulting Agreement between Carl Henn and the Company

     4.3 Employment Agreement between Michael G. Martin and the Company (to be filed).

     4.4 Consulting Agreement between Anthony W. Schweiger and the Company (to be filed).

     5.1  Opinion of Silverman, Collura, Chernis & Balzano, P.C.

     23.1 Consent of Silverman,  Collura,  Chernis & Balzano,  P.C. (included in
          Exhibit 5.1)

     23.2 Consent of Feldman Radin & Company, P.C.

ITEM 9. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes;

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

     Provided however that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

     (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               INDEX TO EXHIBITS

4.1  Consulting Agreement between Seymour Kroll and the Company

4.2  Consulting Agreement between Carl Henn and the Company

4.3 Employment Agreement between Michael G. Martin and the Company (to be filed).

4.4 Consulting Agreement between Anthony W. Schweiger and the Company (to be filed).

5.1  Opinion of Silverman, Collura, Chernis & Balzano, P.C.

23.1 Consent of Silverman, Collura, Chernis & Balzano, P.C. (included in Exhibit 5.1)

23.2 Consent of Feldman Radin & Company, P.C.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, therewith duly authorized, on July 23, 1997.

                                       PROFORMIX SYSTEMS, INC.

                                       By: /s/ Donald R. Yu
                                          -----------------------------
                                          Donald R. Yu, President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Donald R. Yu, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with Heng Fai China Industries, Inc. and on the dates indicated.

                                   SIGNATURES

Signature                      Title                               Date
---------                      -----                               ----

/s/ Donald R. Yu               Chief Executive Officer,            July 23, 1997
--------------------------        Chief Financial Officer,
  Donald R. Yu                    President and Director
                                  (Principal Executive
                                  Officer and Principal
                                  Financial Officer)